Exhibit 3.5

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF FORMATION

of

SOLOMON 353 GP, LLC

under

SECTION 18-202 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

Solomon 353 GP, LLC, a Delaware limited liability company, pursuant to Section 18-202 of the Delaware Limited Liability Company Act, does hereby certify:

1.                                      That the name of the limited liability company is Solomon 353 GP, LLC, which is the name under which such limited liability company was formed.

2.                                      That the initial certificate of formation of Solomon 353 GP, LLC was filed on April 2, 2015 (the “Certificate of Formation”).

3.                                      That Article FIRST of the Certificate of Formation is hereby amended in its entirety to read as follows:

“1. The name of the limited liability company is Care Capital Properties GP, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 23rd day of April, 2015.

CARE CAPITAL PROPERTIES, INC., its Sole Member

By:	/s/ Kristen Benson
Name: Kristen Benson
Title: Vice President and Secretary

CERTIFICATE OF FORMATION

OF

Solomon 353 GP, LLC

This Certificate of Formation of Solomon 353 GP, LLC, dated as of April 2, 2015, is being duly executed and filed by Eric Feinstein, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18 101, et seq.).

1.                                      The name of the limited liability company is Solomon 353 GP, LLC.

2.                                      The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Solomon 353 GP, LLC as of the date first written above.

By:	/s/ Eric Feinstein
Name: Eric Feinstein
Title: Authorized Person